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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE: October 16, 2000

CONTACT:  Robert G. Tomlinson                            Patrick Hurley,
          Chief Executive Officer                        Chief Financial Officer
                                                         (303) 320-8800



               SPORT-HALEY ANNOUNCES DELAY IN FILING OF FORM 10-K;
          RESTATEMENT PENDING OF FINANCIAL STATEMENTS FOR YEARS ENDED
                             JUNE 30, 1999 AND 1998

Denver, Colorado -- Sport-Haley, Inc. (NASDAQ NMS - SPOR) today announced that its filing of the Form 10-K for the year ended June 30, 2000 has been delayed and that it currently expects the Form 10-K for the 2000 fiscal year to be filed during the week of October 23, 2000.

In July 2000, Sport-Haley announced that its audit committee had recommended that the prior independent auditors be discharged and that the Company retain a new independent public accountant to audit the financial statements for the year ended June 30, 2000. As a result of a review initiated by senior management and conducted prior to completion of the audit process for the Company's 2000 fiscal year, information was developed that indicated certain accounting errors may exist in prior years' financial statements that, when corrected, would result in a material impact on results of operations for the 2000 fiscal year and certain prior periods. At the conclusion of the review, the Company determined that the accounting errors required restatement of the financial statements for the years ended June 30, 1999 and 1998. The errors consist primarily of the following: (i) incorrect recording, classification and valuation of inventory work in process;
(ii) incorrect recording of certain prepaid and fixed assets; (iii) incorrect accounting for the acquisition of the Company's wholly-owned subsidiary and the related minority interest in the loss of the subsidiary; and (iv) incorrect recording of certain losses relating to discontinued operations.

The Company has requested its independent accounting firm that was retained following the year ended June 30, 2000 to re-audit the financial statements for the years ended June 30, 1999 and 1998, which the Company is restating. The restatement is expected to result in a material increase in reported net income for the year ended June 30, 2000 and a reduction of net income in at least one of the two prior years' financial statements. The audit committee of the Board of Directors of the Company has retained an independent consultant to assist it in evaluating the restatements that are necessary in order that the Company's financial statements, as restated and taken as a whole, present fairly in all material respects the Company's financial position, results of operations and cash flows for the fiscal years ended June 30, 1998, 1999 and 2000, in conformity with generally accepted accounting principles. The audit committee of the Board of Directors does not believe that the errors that have been identified by the Company constitute irregularities.

Sport-Haley designs, contracts for the manufacture of, and markets quality men's and women's golf apparel and outerwear under the Haley label. The Company's apparel is sold in the premium and mid priced market through a network of independent sale representatives and distributed to golf professional shops, country clubs and resorts across the United States and internationally. "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
The statements contained in this release which are not historical facts may be deemed to contain forward-looking


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statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy, competitive factors, price pressures in the high-end market; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; changes in product mix; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings.

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